CONTACT:

Mary E. Woods                                         FOR IMMEDIATE RELEASE
Investor Relations
805/295.5600 Ext. 2508



                3D SYSTEMS ANNOUNCES THIRD QUARTER RESULTS

          VALENCIA, Calif., October 22, 1997--3D Systems Corporation (Nasdaq-NMS :TDSC) announced today that third quarter revenues increased 13 per cent to a record $22.3 million from $19.8 million a year ago.
          During the quarter, the company incurred one-time charges amounting to $3.1 million. The write-offs included in-process R & D related to the acquisition of assets from EOS GmbH of Germany, 3D's principal European competitor, restructuring expenses, and inventory adjustments stemming primarily from the transition to a new generation of products announced in the quarter.
          After giving effect to these items, the company posted a net loss for the quarter of $2.1 million, or 19 cents a share, compared with net income of $1.0 million, or nine cents a share, in the prior year. The comparable 1996 quarter included a charge of $430,000 from 3D's acquisition of Keltool, Inc.
          For the nine months, revenues rose 14 per cent to a record $65.6 million from $57.5 million in 1996. Including the third quarter nonrecurring charges, the net loss for the period amounted to $2 million, or 18 cents a share, compared with net income of $2.9 million, or 25 cents a share, a year ago.

          According to Arthur B. Sims, chairman and chief executive officer, "14 of the new high-performance SLA-5000 rapid prototyping systems were shipped in the final weeks of the quarter and we are pleased with the market reaction to the announcement of this new product generation."
          Commenting on the company's business internationally, he said: "In Europe, the EOS acquisition has already enabled us to convert three former
EOS customers to 3D products and we are looking forward to adding additional new accounts, including recurring sales of maintenance service and supplies to the EOS customer base.
          "Our business in the Asia-Pacific market continues to expand rapidly. Sales increased more than 200 per cent from the quarter a year ago, putting us ahead 120 per cent year-to-date."
          Sims concluded: "In the United States, our largest market, the orders flow increased sharply over last year's third quarter and, while U.S. orders are not yet at a satisfactory level, we are pleased with the improvement in the third quarter."
          3D Systems develops, manufactures and markets solid-imaging systems that substantially reduce the time and costs of bringing new products to market by quickly fabricating mechanical parts after they are designed by engineers using CAD computer systems. Major applications include rapid prototyping and tooling for products in a variety of manufacturing industries, including automotive, aerospace, medical, computer, electronic and consumer products.
                                    ###

For current investor information, please call our shareholder communications service at 800.757.1799 or visit our Web site at http://www.3dsystems.com.

                          3D SYSTEMS CORPORATION
                        Consolidated Balance Sheets

             ASSETS                                                              (Unaudited)
                                                   December 31, 1996          September 26, 1997
                                                  -------------------         ------------------

Current assets:

  Cash and cash equivalents                        $        24,356,441              $12,152,612

  Restricted cash                                              722,000                  625,000

  Short-term investments                                     3,759,492                1,997,422

  Accounts receivable, less allowances for doubtful         19,601,383               24,179,010
  accounts $406,178 (1996) and $282,835 (1997)



Current portion of lease receivables                           987,362                1,131,797

Inventories                                                 12,309,588               14,660,774

Deferred tax assets                                          2,958,227                3,401,670

Prepaid expenses and other current assets                    2,332,337                3,131,339
                                                   -------------------       ------------------

  Total current assets                             $        67,026,830              $61,279,624



Property and equipment, net                                 14,452,504               17,782,283

Licenses and patent costs, net                               3,660,568                5,212,879

Deferred tax assets                                          1,821,000                1,821,000

Lease receivables, less current portion and
allowance for doubtful accounts of $150,000 (1997)           3,773,573                3,499,916

Other assets                                                 1,504,382                2,300,286
                                                   -------------------       ------------------
                                                   $        92,238,857              $91,895,988
                                                   ===================       ==================

        LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:

Accounts payable                                   $         3,805,930               $4,542,068

Accrued liabilities                                          6,890,343                8,350,143

Current portion of long-term debt                              100,000                   95,000

Customer deposits                                              894,111                  563,321

Deferred revenues                                            5,572,892                6,139,515
                                                   -------------------       ------------------


Total current liabilities                                   17,263,276               19,690,047



Other liabilities                                            1,472,991                1,425,988

Long-term debt, less current portion                         4,800,000                4,705,000
                                                   -------------------       ------------------
                                                            25,536,267               25,821,035
                                                   -------------------       ------------------

Stockholder's equity:

  Preferred stock, $.001 par value.
  Authorized 5,000,000 shares; none issued

Common stock, $.001 par value.  Authorized
  25,000,000 shares; issued and outstanding
  11,342,826 (1996) and issued 11,415,022
  (1997)                                                        11,359                   11,415

Capital in excess of par value                              72,527,768               73,508,998

Retained earnings (deficit)                                 (4,308,471)              (6,335,365)

Cumulative translation adjustment                              471,934                 (945,157)

Treasury stock, at cost 25,00 shares                                --                 (164,938)
                                                   -------------------       ------------------

Total stockholders' equity                                  68,702,590               66,074,953
                                                   -------------------       ------------------

                                                   $        92,238,857              $91,895,988
                                                   ===================       ==================


                          3D SYSTEMS CORPORATION
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (UNAUDITED)

                                       Three Month Periods Ended                     Nine Months Periods Ended
                               -----------------------------------------     -----------------------------------------
                               September 27, 1996     September 26, 1997     September 27, 1996     September 26, 1997
                               ---------------------------------------------------------------------------------------
Sales:

  Products                     $       12,594,576     $       14,615,138     $       38,194,461     $       42,324,460

  Services                              7,195,039              7,678,718             19,317,066             23,231,653
                               ------------------     ------------------     ------------------     ------------------
Total Sales                            19,789,615             22,293,856             57,511,527             65,556,113
                               ------------------     ------------------     ------------------     ------------------
Cost of sales:

  Products                              5,888,696              8,637,195             17,472,167             23,636,439

  Services                              4,403,358              5,231,937             12,071,149             16,370,620
                               ------------------     ------------------     ------------------     ------------------


    Total cost of sales                10,292,054             13,869,132             29,543,316             40,007,059
                               ------------------     ------------------     ------------------     ------------------
Gross profit                            9,497,561              8,424,724             27,968,211             25,549,054
                               ------------------     ------------------     ------------------     ------------------


Operating expenses:

  Selling, general and                  6,077,601              7,320,339             18,505,355             20,881,633
  administrative

  Research and development              2,220,936              4,658,723              5,872,443              8,600,450
                               ------------------     ------------------     ------------------     ------------------
  Total operating expenses              8,298,537             11,979,062             24,377,798             29,482,083
                               ------------------     ------------------     ------------------     ------------------
Income (loss) from operations           1,199,024             (3,554,338)             3,590,413             (3,933,029)



Interest income                           361,794                308,663              1,194,088                994,333

Interest expense                          (34,753)              (101,123)               (46,251)              (228,326)


Income (loss) before provision
  for income taxes                      1,526,065             (3,346,798)             4,738,250             (3,167,022)

Provision for income taxes (benefit)      510,661             (1,212,039)             1,800,535             (1,140,128)
                               ------------------     ------------------     ------------------     ------------------
Net income (loss)              $        1,015,404     $       (2,134,759)    $        2,937,715     $       (2,026,894)
                               ==================     ==================     ==================     ==================

Net income (loss) per share    $              .09     $             (.19)    $              .25     $             (.18)
                               ==================     ==================     ==================     ==================


Weighted average number of
  common and equivalent shares
  outstanding during
  the period                           11,696,778             11,410,734             11,762,742             11,382,533
                               ==================     ==================     ==================     ==================


